                                                      Loan No. 1910069-0004
                                                      ---------------------
[Heller Logo]


                                   PROMISSORY NOTE


$10,000,000.00                                                   May 30, 1997


    FOR VALUE RECEIVED, PRAEGITZER INDUSTRIES, INC., an Oregon corporation ("MAKER"), promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation (together with any holder of this Note, "PAYEE"), at its office located at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as Payee may from time to time designate, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), together with interest thereon at a rate per annum equal to the One Month LIBOR Rate (hereafter defined), PLUS two and 75/100 percent (2.75%), payable in ninety (90) consecutive monthly installments of principal plus interest commencing July 1, 1997, and continuing on the same day of each consecutive calendar month thereafter until this Note is fully paid. The first eighty-nine (89) such monthly installments shall each be in the principal amount of one hundred eleven thousand one hundred eleven and 11/100 Dollars ($111,111.11), plus accrued interest, and the final monthly installment shall be in the principal amount of one hundred eleven thousand one hundred eleven and 21/100 Dollars ($111,111.21), plus accrued interest. All payments shall be applied first to interest and then to principal. Interest shall be computed on the basis of a 360-day year and charged for the actual number of days elapsed.

    For purposes of this Note, "ONE MONTH LIBOR RATE" means, for each calendar month, a rate of interest equal to:

         (a) the rate of interest determined by Payee at which deposits in U.S. Dollars are offered for the one (1) month interest period based on information presented on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the day which is two (2) business days (defined as any day other than a Saturday or Sunday or holiday on which commercial banks in London, England and New York City, New York, are authorized to close) prior to the first day of each calendar month; provided that if at least two such offered rates appear on the Reuters Screen LIBO Page in respect of such interest period, the arithmetic mean of all such rates (as determined by Payee) will be the rate used; provided further that if there are fewer than two offered rates or Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Payee at which deposits in U.S.
Dollars are offered for the one (1) month interest period by Bankers Trust Company and The Chase Manhattan Bank and National Association (or their respective successors) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

         (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) business days prior to the beginning of each calendar month (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

    (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is no nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

    For the initial funding month (or any fraction thereof) under this Note, the applicable floating rate shall be the One Month LIBOR Rate in effect on the day of funding, with interest payable in arrears and calculated daily on the basis of a 360 day year for the actual number of days elapsed during such calendar month.

    Notwithstanding the foregoing, if at any time implementation of any provision hereof shall cause the interest contracted for or charged herein or collectable hereunder to exceed the applicable lawful maximum rate, then the interest shall be limited to such applicable lawful maximum.

    This Note is secured by the collateral described in the Trust Deed, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated May 30, 1997, made by Maker as "Grantor" in favor of Oregon Title Insurance Company, an Oregon corporation, as "Trustee" and Payee as "Beneficiary" (the "TRUST DEED") and in the Security Agreement dated May 30, 1997, between Maker and Payee (the "SECURITY AGREEMENT;" and together with the Trust Deed and all documents and instruments related to this Note, the Trust Deed and/or the Security Agreement, the "LOAN DOCUMENTS") to which reference is made for a statement of the nature and extent of protection and security afforded, certain rights of Payee and certain rights and obligations of Maker, including Maker's rights, if any, to prepay the principal balance hereof.

    Time is of the essence hereof. If payment of any installment or any other sum due under this Note or the Loan Documents is not paid when due, Maker agrees to pay a late charge equal to the lesser of (i) five cents (5 cents) per dollar on, and in addition to, the amount of each such payment, or
(ii) the maximum amount Payee is permitted to charge by law. In the event of the occurrence of an Event of Default (as defined in the Security Agreement), then the entire unpaid principal balance hereof with accrued and unpaid interest thereon, together with all other sums payable under this Note or the Loan Documents, shall, at the option of Payee and without notice or demand, become immediately due and payable, such accelerated balance bearing interest until paid at the rate of six percent (6%) per annum above the One Month LIBOR Rate.

    Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby consent to any and all extensions of time, renewals, waivers and modifications of, and substitutions or release of security or of any party primarily or secondarily liable on, or with respect to, this Note or any of the Loan Documents or any of the terms and provisions thereof that may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee, without joinder of the others as parties thereto, and that Payee shall not be required to first foreclose, proceed against, or exhaust any security herefor, in order to enforce payment of this Note by any one or more of them. Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby severally waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and, without limiting any provision of any of the Loan Documents, agree to pay, if permitted by law, all expenses incurred in collection, including reasonable attorneys' fees, and hereby waive all benefits of valuation, appraisement and exemption laws.

    If there be more than one Maker, all the obligations, promises, agreements and covenants of Maker under this Note are joint and several.

    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. AT PAYEE'S ELECTION AND WITHOUT LIMITING PAYEE'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION,

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


MAKER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL, STATE OR LOCAL) HAVING SITUS WITHIN THE STATE OF ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE CHIEF FINANCIAL OFFICER OF MAKER AT THE LAST KNOWN ADDRESS OF MAKER, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF.

    MAKER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THIS WAIVER IS INFORMED AND FREELY MADE. MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS NOTE, AND THAT IT WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS. MAKER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Witness/Attest:                        PRAEGITZER INDUSTRIES, INC.,
                                       an Oregon corporation

/s/ Charles R. Markley                 By: /s/ Matthew J. Bergeron
----------------------                    ---------------------------

                                       Name: Matthew J. Bergeron
                                            -------------------------

                                       Title: Chief Operating Officer
                                             ------------------------



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

                                                      Loan No.: 1910069-0004
                                                                --------------

                                  SECURITY AGREEMENT


THIS SECURITY AGREEMENT ("AGREEMENT") is made this 30th day of May 1997, by and between PRAEGITZER INDUSTRIES, INC., an Oregon corporation ("DEBTOR"), whose business address is 1270 Monmouth Cutoff, Dallas, Oregon 97338, and HELLER FINANCIAL, INC., a Delaware corporation ("SECURED PARTY"), whose address is Commercial Equipment Finance Division, 500 West Monroe Street, Chicago, Illinois 60661.

                                     WITNESSETH:

1. SECURE PAYMENT. To secure payment of indebtedness in the principal sum of up to Ten Million and 00/ 100 Dollars ($10,000,000.00), as evidenced by a note or notes executed and delivered by Debtor to Secured Party (the "NOTES") and any obligations now or hereafter arising under the Loan Documents (as defined below) (all the foregoing hereinafter called the "INDEBTEDNESS"), Debtor hereby grants and conveys to Secured Party a first priority continuing lien and security interest in the property described on the Schedule(s) attached hereto (the "SCHEDULES"), all products and proceeds (including insurance proceeds) thereof, if any, and all substitutions, replacements, attachments, additions, and accessions thereto, all or any of the foregoing hereinafter called the "COLLATERAL." The Schedules may be supplemented from time to time to evidence the Collateral subject to this Agreement.

2. WARRANTIES, REPRESENTATIONS AND COVENANTS. Debtor warrants, represents, covenants and agrees as follows:

    (a) PERFORM OBLIGATIONS. Debtor shall pay as and when due all of the Indebtedness secured by this Agreement and perform all of the obligations
contained in this Agreement according to its terms.   Debtor shall use the
loan proceeds for business uses and not for personal, family, household, or agricultural uses.

    (b) PERFECTION. This Agreement creates a valid and first priority continuing lien and security interest in the Collateral, securing the payment and performance of the Indebtedness and, assuming UCC-1 financing statements describing the Collateral in substantially the same manner as described on the attached Schedule A is duly filed with the Secretary of State of the State of Oregon and with the official real estate records of the County of Polk, Oregon, all actions necessary to perfect such security interest have been duly taken.

    (c) COLLATERAL FREE AND CLEAR. Except as may be set forth on the Schedules, Debtor shall keep the Collateral free and clear of all liens, claims, charges, encumbrances and other security interests of any kind (other than the security interest granted hereby and any lien securing payment of ad valorem property taxes, fees or assessments that are not delinquent). Debtor shall defend the title to the Collateral against all persons and against all claims and demands whatsoever. At the request of Secured Party, Debtor shall furnish further assurance of title, execute any written agreement and do any other acts necessary to effectuate the purposes and provisions of this Agreement, including in order to perfect, continue, or terminate the security interest of Secured Party in the Collateral, and pay all costs in connection therewith.

    (d) POSSESSION AND OPERATING ORDER OF THE COLLATERAL. Subject to Secured Party's rights and remedies upon the occurrence of an Event of Default (defined below), Debtor shall retain possession of the Collateral at all times and shall not sell, exchange, assign, loan, deliver, lease, mortgage, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party, provided, however, that (i) in each succeeding yearly period following the date of this Agreement (each such yearly period shall begin on the date of this Agreement or an anniversary date thereof, as the case may be, and end on the day immediately preceding the next anniversary date of this Agreement), Debtor shall be permitted to sell or otherwise transfer for consideration to an unaffiliated entity items of Collateral with a fair market value, in the aggregate, of a maximum amount of Fifty Thousand and 00/100 Dollars ($50,000.00), and (ii) Debtor may encumber items of Collateral acquired by Debtor after the date hereof ("AFTER ACQUIRED COLLATERAL") if (1) such After Acquired Collateral is not a replacement or substitution of any item(s) of Collateral existing on the date hereof (where "replacement" and "substitution" means situations in which the After Acquired Collateral serves the same function or service as Collateral existing on the date hereof (regardless of whether it also serves other functions) and such Collateral existing on the date hereof is no longer in service by Debtor at its operations in Dallas, Oregon), or an attachment, addition or accession to any item(s) of Collateral existing on the date hereof that can not reasonably be removed without materially and adversely affecting the value or utility of the items of Collateral existing on the date hereof, and (2) such encumbrance is a purchase money security interest (as defined in the Uniform Commercial Code) with respect to such After Acquired Collateral, that is duly perfected on, before or within ninety (90) days after the date Debtor first receives possession of such After Acquired Collateral, and, upon request therefor from Debtor, Secured Party will subordinate its security interest arising hereunder in such After Acquired Collateral pursuant to a subordination agreement in form and substance satisfactory to Secured Party. Debtor shall at all times keep the Collateral at the location[s] specified on the Schedules (except for removals thereof in the usual course of business for temporary periods). At Debtor's sole cost and expense, Debtor shall also keep the Collateral in good repair and condition and shall not misuse, abuse, waste or otherwise allow it to deteriorate, except for normal wear and tear. Secured Party may verify any Collateral in any reasonable manner which Secured Party may consider appropriate, and Debtor shall furnish all reasonable assistance and information and perform any acts which Secured Party may reasonably request in connection therewith.

    (e) INSURANCE. Debtor shall insure the Collateral against loss by fire (including extended coverage), theft and other hazards (not including flood or earth movement), for its full insurable value including replacement costs, with a deductible not to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) per occurrence and without co-insurance. In addition, Debtor shall obtain liability insurance covering liability for bodily injury, including death and property damage, in an amount of at least Five Million and 00/100 Dollars ($5,000,000.00) per occurrence or such greater amount as may comply with general industry standards, or in such other amounts as Secured Party may otherwise require. All policies of insurance required hereunder shall be in such form, amounts, and with such companies as Secured Party may approve; shall provide for at least thirty (30) days prior written notice to Secured Party prior to any modification or cancellation thereof; shall name Secured Party as loss payee or additional insured, as applicable, and shall be payable to Debtor and Secured Party as their interests may appear; shall waive any claim for premium against Secured Party; and, with respect to the policies insuring against loss by fire, theft and other hazards, shall provide that no act or neglect of Debtor shall invalidate the coverage afforded thereunder to Secured Party, and with respect to liability insurance policies, shall provide coverage unless Debtor intentionally fails to disclose all hazards existing as of the inception of the policy. Certificates of insurance or policies evidencing the insurance required hereunder along with satisfactory proof of the payment of the premiums therefor shall be delivered to Secured Party who is authorized but under no duty, to obtain such insurance upon failure of Debtor to do so. Debtor shall give immediate written notice to Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, coupled with an interest, for the purpose of obtaining, adjusting and canceling any such insurance and endorsing settlement drafts. Debtor hereby assigns to Secured Party, as additional security for the Indebtedness, all sums which may become payable under such insurance.

    (f) IF COLLATERAL ATTACHES TO REAL ESTATE. If the Collateral or any part thereof has been attached to or is to be attached to real estate, an accurate description of the real estate and the name and address of the record owner is set forth on the Schedules. Debtor shall, on demand of Secured Party, furnish Secured Party with a disclaimer or waiver of any interest in any such Collateral satisfactory to Secured Party and signed by all persons other than Debtor having an interest in the real estate.

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

    (g) FINANCIAL STATEMENTS. Debtor shall furnish to Secured Party, as soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter of Debtor and each guarantor of all or any part of the Indebtedness (each, a "GUARANTOR"), respectively, Debtor's and each Guarantor's unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for the respective person's fiscal year to date, prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"). Debtor shall also furnish to Secured Party, as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year of Debtor and each Guarantor, respectively, Debtor's and each Guarantor's annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by its independent accountants in accordance with GAAP. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified."

    (h) AUTHORIZATION. Debtor is now, and will at all times remain, duly licensed, qualified to do business and in good standing in every jurisdiction where failure to be so licensed or qualified and in good standing would have a material adverse effect on its business, properties or assets. Debtor has the power to authorize, execute and deliver this Agreement, the Notes and any other documents and instruments relating thereto (the Agreement, Notes and other documents and instruments, all as amended from time to time, are hereafter collectively referred to as the "LOAN DOCUMENTS"), to incur and perform obligations hereunder and thereunder, and to grant the security interests created hereby. As of the time of delivery thereof to Secured Party, the Loan Documents will have been duly authorized, executed, and delivered by or on behalf of Debtor, and will constitute the legal, valid, and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms. Debtor shall preserve and maintain its existence and shall not wind up its affairs or otherwise dissolve. Debtor shall not, without thirty (30) days prior written notice to Secured Party, (1) change its name or so change its structure such that any financing statement or other record notice becomes misleading or (2) change its principal place of business or chief executive or accounting offices from the address stated herein.

    (i) LITIGATION. There are no actions, suits, proceedings, or investigations ("LITIGATION") pending or, to the knowledge of Debtor, threatened against Debtor or otherwise affecting the Collateral other than as disclosed in Schedule 2(i) attached hereto. Debtor shall promptly notify Secured Party in writing of Litigation against it if: (1) the outcome of such Litigation may materially or adversely affect the finances or operations of Debtor (for purposes of this provision, Five Hundred Thousand and 00/100 Dollars

($500,000.00) shall be deemed material) or (2) such Litigation questions the validity of any Loan Document or any action taken or to be taken pursuant thereto. Debtor shall furnish to Secured Party such information regarding any such Litigation as Secured Party shall reasonably request.

    (j) NO CONFLICTS. Debtor is not in violation of any material term or provision of its by-laws, or of any material agreement or instrument, or of any judgment, decree, order, or any statute, rule, or governmental regulation applicable to it. The execution, delivery, and performance of the Loan Documents do not and will not violate, constitute a default under, or otherwise conflict with any such term or provision or result in the creation of any security interest, lien, charge, or encumbrance upon any of the properties or assets of Debtor, except for the security interest herein created.

    (k) COMPLIANCE WITH LAWS. Debtor shall use and maintain the Collateral in a lawful manner in accordance with all applicable laws, regulations, ordinances, and codes and shall otherwise comply in all material respects with all applicable laws, rules, and regulations and duly observe all valid requirements of all governmental authorities, and all statutes, rules and regulations relating to its business, including (i) the Internal Revenue Code of 1986, as amended from time to time, (ii) all federal, state, and local laws, rules, regulations, orders, and decrees relating to health, safety, hazardous substances, and environmental matters, including the Resource Recovery and Reclamation Act of 1976, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act of 1977, and the Clean Air Act, all as amended from time to time (collectively, "ENVIRONMENTAL LAWS"), (iii) the Employees Retirement Income Security Act of 1974, as amended from time to time, and (iv) the Fair Labor Standards Act, as amended from time to time.

    (1) TAXES. Debtor has timely filed all tax returns (federal, state, local, and foreign) required to be filed by it and has paid or established reserves for all taxes, assessments, fees, and other governmental charges in respect of its properties, assets, income and franchises. Debtor shall promptly pay and discharge all taxes, assessments, license fees (related to the Collateral) and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payments of such taxes, assessments, and other governmental charges and make all required withholding and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that any or all of such taxes, assessments, license fees or governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being diligently contested in good faith and by appropriate proceedings diligently conducted and Debtor has established cash reserves therefor in accordance with GAAP. Should any stamp, excise, or other tax, including mortgage, conveyance, deed, intangible, or recording taxes become payable in connection with or respect of any of the Loan

Documents, Debtor shall pay the same (including interest and penalties, if any) and shall hold Secured Party harmless with respect thereto.

    (m) ENVIRONMENTAL LAWS. Except as disclosed by Debtor (or Debtor's representative or agent) in writing to Secured Party's counsel (including internal counsel) on or prior to the date hereof, Debtor has (1) not received any summons, complaint, order, or other notice that it is not in compliance with, or that any public authority is investigating its compliance with, any Environmental Laws and (2) no knowledge of any material violation of any Environmental Laws on or about its assets or property. Debtor shall provide Secured Party, promptly following receipt, copies of any correspondence, notice, complaint, order, or other document that it receives asserting or alleging a circumstance or condition which requires or may require a cleanup, removal, remedial action or other response by or on the part of Debtor under any Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Debtor for an alleged violation of any Environmental Laws.

    (n) REGULATIONS. No proceeds of the loans or any other financial accommodation hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations G, T, U, X of the Board of Governors of the Federal Reserve System.

    (o) BOOKS AND RECORDS. Debtor shall maintain, at all times, true and complete books and records in accordance with GAAP and consistent with those applied in the preparation of Debtor's financial statements. At all reasonable times, upon reasonable notice, and during normal business hours, Debtor shall permit Secured Party or its agents to audit, examine and make extracts from or copies of any of its books, ledges, reports, correspondence, and other records relating to the Collateral.

    (p) SETOFF. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party is hereby authorized at any time and from time to time to the fullest extent permitted by law, to set off and apply against any and all of the Indebtedness, any and all monies then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the obligation to pay such monies owed by Secured Party is then due. Secured Party shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

    (q) STANDARD OF CARE; NOTICE OF CLAIMS. Debtor acknowledges and agrees that Secured Party shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than as a sole and direct result of Secured Party's gross negligence willful misconduct. Debtor shall give Secured Party written notice of any action or inaction by Secured Party or any agent or attorney of Secured Party that may give rise to a claim against Secured Party or any agent or attorney of Secured Party or that may be a defense to payment or performance of and of the Indebtedness for any reason, including commission of a tort (subject, in any event, to the first sentence of this paragraph) or violation of any contractual duty or duty implied by law. Debtor agrees that unless such notice is fully given as promptly as possible (and in any event within thirty
(30) days) after the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary, any Senior or Executive Vice President or internal counsel of Debtor, or any Vice President of Business and/or Technical Operations of Debtor's Dallas, Oregon operations, has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action or inaction, Debtor shall not assert, and Debtor shall be deemed to have waived, any claim or defense arising therefrom.

    (r) INDEMNITY. Debtor shall indemnify, defend and hold Secured Party, its parent, affiliates, officers, directors, agents, employees, and attorneys harmless from and against any loss, expense (including reasonable attorneys' fees and costs), damage or liability arising directly or indirectly out of
(i) any breach of any representation, warranty or covenant contained in any Loan Document, (ii) any claim or cause of action that would deny Secured Party the full benefit or protection of any provision in any Loan Document, or (iii) the ownership, possession, lease, operation, use, condition, sale, return, or other disposition of the Collateral, except to the extent the loss, expense, damage or liability arises solely and directly from Secured Party's gross negligence or willful misconduct. If after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, the Loan Documents shall continue in full force and effect and Debtor shall be liable to Secured Party for the amount of such payment surrendered. The provisions of the preceding sentence shall be and remain effective notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. Additionally, Debtor shall be liable for all charges, costs, expenses and attorneys' fees incurred by Secured Party (including a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent): (i) in perfecting, defending or protecting its security interest in the Collateral, or any part thereof, (ii) in the negotiation, execution, delivery, administration, amendment or enforcement of the Loan Documents or the collection of any amounts due under any Note or other Loan Document; (iii) in any lawsuit or other legal proceeding in any way connected with any of the Loan Documents, including any contract or tort or other actions, any arbitration or other alternative dispute resolution proceeding, all appeals and judgment enforcement actions and any bankruptcy proceeding (including any relief from stay and/or adequate protection motions, cash collateral disputes, assumption/rejection motions and disputes or objections to any proposed disclosure statement or reorganization plan). Debtor acknowledges and agrees that the preceding sentence shall survive and not be merged with any judgment in connection with any exercise of any right or remedy by Secured Party provided under this Agreement. The provisions of this paragraph shall survive the termination of this Agreement and the other Loan Documents.

    (s) COMPLETE INFORMATION. No representation or warranty made by Debtor in any Loan Document and no other document or statement furnished to Secured Party by or on behalf of Debtor contains any material misstatement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Except as expressly set forth in the Schedules, there is no fact known to Debtor that will or could have a materially adverse affect on the business, operation, condition (financial or otherwise), performance, properties or prospects of Debtor or Debtor's ability to timely pay all of the Indebtedness and perform all of its other obligations contained in or secured by this Agreement. Each representation and warranty made by Debtor in this Agreement shall be deemed to have been made as of the date of this Agreement and as of the date of each advance of funds under a Note.

    (t) COLLATERAL DOCUMENTATION. Debtor shall deliver to Secured Party prior to any advance or loan, satisfactory documentation regarding the Collateral to be financed, including such invoices, canceled checks evidencing payments, or other documentation as may be reasonably requested by Secured Party. Additionally, Debtor shall satisfy Secured Party that Debtor's business and financial information is as has been represented and there has been no material change in Debtor's business, financial condition, or operations.

3. PREPAYMENT. Upon forty-five (45) days prior written notice to Secured Party, Debtor may prepay in whole, but not in part (except as set forth below), on any regularly scheduled payment date under the Note, the then entire unpaid principal balance of any Note, together with all accrued and unpaid interest thereon to the date of such prepayment, provided that along with and in addition to such prepayment, Debtor shall pay (i) any and all other sums then due under any of the Loan Documents, and (ii) a prepayment fee as liquidated damages and not as a penalty, in a sum equal to three percent (3%) of the principal balance being prepaid for any prepayment on or before the first anniversary of the date of the Note, two percent (2%) of the principal balance being prepaid for any prepayment after the first anniversary of the date of the Note and on or before the second anniversary of the date of the Note, and one percent (1%) of the principal balance being prepaid for any prepayment after the second anniversary of the date of the Note and before the seventh anniversary date of the Note. The prepayment fee described in clause (ii) above shall also be due upon the acceleration of the maturity date of any Note following the occurrence of any Event of Default. Notwithstanding anything to the contrary set forth above, provided no Event of Default has occurred and is continuing, in each yearly period following the date of this Agreement (each such yearly period shall begin on the date of this Agreement or an anniversary date thereof, as the case may be, and end on the day immediately preceding the next anniversary date of this Agreement), Debtor shall be permitted to prepay (without paying any fee, liquidated damages or other penalties) principal outstanding under the Note in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00), or less, together with all accrued and unpaid interest thereon to the date of such prepayment, provided, however, that each such prepayment shall be made on a regularly scheduled payment date under the Note.

4. EVENTS OF DEFAULT. If any one of the following events (each of which is herein called an "EVENT OF DEFAULT") shall occur: (a) Debtor fails to pay any part of the Indebtedness within ten (10) calendar days of its due date, or (b) any warranty or representation of Debtor in any Loan Document is materially untrue, misleading or inaccurate, or (c) Debtor breaches or defaults in the performance of any of its obligations under Paragraphs (c) through (e) of
Section 2, above, or (d) Debtor or any Guarantor breaches or defaults in the performance of any other agreement or covenant under any Loan Document and fails to cure such breach or default within thirty (30) days after written notice of the breach or default from Secured Party, or (e) Debtor or any Guarantor breaches or defaults in the payment or performance of any debt or other obligation owed by it to Secured Party or any affiliate of Secured
Party and fails to cure such breach or default within the applicable cure period, if any, or (f) Debtor breaches or defaults in the payment or performance of any debt or other obligation, whether now or hereafter existing, with an outstanding principal balance in excess of One Million and 00/100 Dollars ($1,000,000.00), and the same is subsequently accelerated, or
(g) there shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Debtor or any Guarantor other than any such change as the result of the death of Robert L. Praegitzer or Sally E. Praegitzer, or as the result of a transfer for estate planning purpose of any shares of Debtor owned by Robert
L. Praegitzer or Sally E. Praegitzer to a trust for the benefit of his or her heirs, as to which Robert L. Praegitzer or Sally E. Praegitzer, or both, are the sole trustee(s) (a "CHANGE OF CONTROL"), or there is any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of the assets of Debtor or any Guarantor pursuant to which there is a change of control or cessation of Debtor or the Guarantor or the business of either, or (h) Debtor or any Guarantor shall file a voluntary petition in bankruptcy, shall apply for or permit the appointment by consent or acquiescence of a receiver, conservator, administrator, custodian or trustee for itself or all or a substantial part of its property, shall make an assignment for the benefit of creditors or shall be unable, fail or admit in writing its inability to pay its debts generally as such debts become due, or (i) there shall have been filed against Debtor or any Guarantor an involuntary petition in bankruptcy or Debtor or any Guarantor shall suffer or permit the involuntary appointment of a receiver, conservator, administrator, custodian or trustee for all or a substantial part of its property or the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property; unless, in each case, such petition, appointment or process is fully bonded against, vacated or dismissed within forty-five (45) days from its effective date, but not later than ten (10) days prior to any proposed disposition of any assets pursuant to any such proceeding, or (j) if there is a material adverse change in the business or financial condition or prospects of Debtor, then, and in any such event, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided.

Each of the following events shall also constitute an Event of Default hereunder and upon the occurrence of any one or more of them, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided:

    (aa) If at the end of the first fiscal year of Debtor ending after the date of this Agreement, and each fiscal year ending thereafter (each a "Fiscal Year"), Debtor's operating income before interest expense, income taxes, depreciation, amortization and extraordinary gains and/or losses, all as determined in accordance with GAAP ("EBITDA"), for each such Fiscal Year, is less than one and one-half (1.5) times as much as the sum of all of Debtor's interest expense incurred during the Fiscal Year plus the current portion of long term debt and capitalized leases reported as of the end of the Fiscal Year, all as determined in accordance with GAAP; or

    (bb) If Debtor at any time has a net worth as determined in accordance with GAAP of less than thirty million and 00/100 Dollars ($30,000,000) increasing annually by an amount equal to 50% of the reported net after-tax earnings beginning with the Fiscal Year ending June 30, 1997 and each subsequent year thereafter; or

    (cc) If at the end of any Fiscal Year End of Debtor, the sum of Debtor's notes payable, capitalized lease obligations and all other borrowed funds (whether reflected as a current liability or a long-term liability) as determined by GAAP is greater than three (3.0) times Debtor's EBITDA for the Fiscal Year then ended.

5. REMEDIES. If an Event of Default shall occur, in addition to all rights and remedies of a secured party under the Uniform Commercial Code, Secured Party may, at its option, at any time (a) declare the entire unpaid Indebtedness to be immediately due and payable; (b) without demand or legal process, enter into the premises where the Collateral may be found and take possession of and remove the Collateral, all without charge to or liability on the part of Secured Party; or (c) require Debtor to discontinue its use of the Collateral, and, to the extent it is not permanently affixed to or otherwise a part of real property, assemble, crate, pack, ship, and deliver the Collateral to Secured Party in such manner and at such place as Secured Party may require, all at Debtor's sole cost and expense. DEBTOR HEREBY EXPRESSLY WAIVES ITS RIGHTS, IF ANY, TO (1) PRIOR NOTICE OF REPOSSESSION AND
(2) A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO SUCH REPOSSESSION. Secured Party may, at its option, ship, store and repair the Collateral so removed and sell any or all of it at a public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, it being understood and agreed that Secured Party may be a buyer at any such sale and Debtor may not, either directly or indirectly, be a buyer at any such sale. The requirements, if any, for reasonable notice will be met if such notice is delivered to Debtor in accordance with Section 10 of this Agreement at least ten (10) days before the time of sale or disposition. In accordance with Section 2(r), Debtor shall also be liable for and shall upon demand pay to Secured Party all expenses incurred by Secured Party in connection with the undertaking or enforcement by Secured Party of any of its rights or remedies hereunder or at law, all of which costs and expenses shall be additional Indebtedness hereby secured. After any such sale or disposition, Debtor shall be liable for any deficiency of the Indebtedness remaining unpaid, with interest thereon at the rate set forth in the related Notes.

6. CUMULATIVE REMEDIES. All remedies of Secured Party hereunder are cumulative, are in addition to any other remedies provided for by law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy, shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Agreement or any other Loan Document or the Indebtedness, nor shall any single or partial exercise by Secured Party of any right or remedy preclude any other or further exercise of the same or any other right or remedy.

7. ASSIGNMENT. Secured Party may transfer or assign all or any part of the Indebtedness and the Loan Documents without releasing Debtor or the Collateral, and upon such transfer or assignment the assignee or holder shall be entitled to all the rights, powers, privileges and remedies of Secured Party to the extent assigned or transferred. The obligations of Debtor shall not be subject, as against any such assignee or transferee, to any defense, set-off, or counter-claim available to Debtor against Secured Party and any such defense, set-off, or counter-claim may be asserted only against Secured Party.

8. TIME IS OF THE ESSENCE. Time and manner of performance by Debtor of its duties and obligations under the Loan Documents is of the essence. If Debtor shall fail to comply with any provision of any of the Loan Documents, Secured Party shall have the right, but shall not be obligated, to take action to address such non-compliance, in whole or in part, and all moneys spent and expenses and obligations incurred or assumed by Secured Party shall be paid by Debtor upon demand and shall be added to the Indebtedness. Any such action by Secured Party shall not constitute a waiver of Debtor's default.

9. ENFORCEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. AT SECURED PARTY'S ELECTION AND WITHOUT LIMITING SECURED PARTY'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, DEBTOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL, STATE OR LOCAL) HAVING SITUS WITHIN THE STATE OF ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE CHIEF FINANCIAL OFFICER OF DEBTOR AT THE LAST KNOWN ADDRESS OF DEBTOR, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF.

10. FURTHER ASSURANCE; NOTICE. Debtor shall, at its expense, do, execute and deliver such further acts and documents as Secured Party may from time to time reasonably require to assure and confirm the rights created or intended to be created hereunder, to carry out the intention or facilitate the performance of the terms of the Loan Documents or to assure the validity, perfection, priority or enforceability of any security interest created hereunder. Debtor agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, notifying, foreclosing, and/or liquidating of Secured Party's interest in the Collateral upon request of, and as determined by, Secured Party, and Debtor hereby specifically authorizes Secured Party to prepare and file Uniform Commercial Code financing statements and other documents and to execute same for and on behalf of Debtor as Debtor's attorney-in-fact, irrevocably and coupled with an interest, for such purposes. All notices required or otherwise given by either party shall be in writing and shall be delivered by hand, by registered or certified first class United States mail, return receipt requested, or by overnight courier to the other party at its address stated herein or at such other address as the other party may from time to time designate by written notice (and, if to Debtor, directed to the Chief Financial Officer of Debtor). All notices shall be deemed given when received, when delivery is refused or when the returned for failure to be called for.

11. WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS INFORMED AND FREELY MADE. DEBTOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THE LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. DEBTOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12. COMPLETE AGREEMENT. The Loan Documents are intended by Debtor and Secured Party to be the final, complete, and exclusive expression of the agreement between them.

The Loan Documents may not be altered, modified or terminated in any manner except by a writing duly signed by the parties thereto. Debtor and Secured Party intend the Loan Documents to be valid and binding and no provisions hereof and thereof which may be deemed unenforceable shall in any way invalidate any other provisions of the Loan Documents, all of which shall remain in full force and effect. The Loan Documents shall be binding upon the respective successors, legal representatives, and assigns of the parties. The singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The use in any of the Loan Documents of the word "including," or words of similar import, when following any general term, statement or matter shall not be construed to limit such term, statement or matter to any specific item or matters, whether or not language of nonlimitation, such as "without limitation" or "but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such term, statement or matter. If there be more than one Debtor, the warranties, representations and agreements contained herein and in the other Loan Documents shall be joint and several. The Schedules on the following page[s] are incorporated herein by this reference and made a part hereof. Sections and subsections headings are included for convenience of reference only and shall not be given any substantive effect.

                              [signatures on next page]

IN WITNESS WHEREOF, Secured Party and Debtor have each signed this Security Agreement as of the day and year first above written.

HELLER FINANCIAL, INC.,                PRAEGITZER INDUSTRIES, INC.,
a Delaware corporation                 an Oregon corporation

By: /s/ John Watson                         By: /s/ Matthew J. Bergeron
   -----------------------                 ----------------------------
Name: John Watson                      Name: /s/ Matthew J. Bergeron
     ---------------------                   --------------------------
Title: VP                                   Title: Chief Operating Officer
      --------------------                    -------------------------

Loan No. 1910069-0004
        --------------
AFTER RECORDING RETURN TO:

Heller Financial, Inc.
Commercial Equipment Finance Division
One Montgomery Street, Suite 2250
San Francisco, California 94104



                 BE ADVISED THAT THE PROMISSORY NOTE SECURED BY THIS TRUST DEED PROVIDES FOR A VARIABLE RATE OF INTEREST.


                           TRUST DEED, SECURITY AGREEMENT,
                            ASSIGNMENT OF LEASES AND RENTS
                                  AND FIXTURE FILING


    THIS TRUST DEED, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING ("Trust Deed"), is made this 30 day of May, 1997 among PRAEGITZER INDUSTRIES, INC. the address of which is 1270 Monmouth Cutoff, Dallas, Oregon 97338 ("Grantor"); OREGON TITLE INSURANCE COMPANY, an Oregon corporation, the address of which is 1515 S.W. 5th Avenue, Suite 800, Portland, Oregon 97201, and its successors in trust and assigns ("Trustee"), and HELLER FINANCIAL, INC., a Delaware corporation, the address of which is Commercial Equipment Finance Division, 500 West Monroe Street, Chicago, Illinois 60661 ("Beneficiary").

    1. GRANTING CLAUSE. Grantor, in consideration of the acceptance by Trustee of the trust hereunder, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the indebtedness evidenced by the Note (as hereinafter defined) with interest thereon, and any other sums payable thereunder and hereunder, and to secure the performance of the obligations contained herein, grants, bargains, sells, and conveys to Trustee and its successors in trust and assigns, forever, in trust, with power of sale, all of Grantor's estate, right, title, interest, claim and demand in and to the property in the county of Polk, state of Oregon, described as follows, whether now existing or hereafter acquired (all of the property described in all parts of this Section 1 and all additional property, if any, described in Section 2 is herein called the "Property"):

         1.1 LAND AND APPURTENANCES. The land described on Exhibit A hereto and incorporated herein by this reference, and all tenements, hereditaments, rights-of-way, easements, appendages and appurtenances thereto belonging or in any way appertaining, including without limitation all of the right, title and interest of Grantor in and to any avenues, streets, ways, alleys, vaults, strips or gores of land adjoining that property, and all claims or demands of Grantor either in law or in equity in possession or expectancy of, in and to that property; and

         1.2 IMPROVEMENTS AND FIXTURES. All buildings, structures and other improvements now or hereafter erected on the property described in 1.1 above, and all facilities, fixtures, machinery, apparatus, installations, goods (excluding inventory), equipment, furniture and other tangible properties of whatsoever nature (including without limitation all heating, ventilating, air conditioning, plumbing and electrical equipment, all elevators and escalators, all sprinkler systems, all engines and motors, all lighting, laundry, cleaning, fire prevention and fire extinguishing equipment, all ducts and compressors, all refrigerators, stoves and other appliances, attached cabinets, partitions, rugs, carpets and draperies, all building materials and supplies, and all construction forms and equipment), now or hereafter located in or used or procured for use in connection with that property, it being the intention of the parties that all property of the character hereinabove described which is now owned or hereafter acquired by Grantor and which is affixed or attached to or used in connection with the property described in 1.1 above shall be, remain or become a portion of that property and shall be covered by and subject to the lien of this Trust Deed, TOGETHER WITH all contracts, agreements, permits, plans, specifications, drawings, surveys, engineering reports and other work products relating to the construction of the existing or any future improvements on the Property, any and all rights of Grantor in, to or under any architect's contracts or construction contracts relating to the construction of the existing or any future improvements on the Property, and any performance and/or payment bonds issued in connection therewith; and

         1.3 MACHINERY AND EQUIPMENT. All of Grantor's right, title and interest in and to the following property and interests in property, whether now owned or hereafter acquired or arising and wheresoever located: all of the goods described on Schedule A attached hereto and incorporated herein by this reference.

         1.4 ENFORCEMENT AND COLLECTION. Any and all rights of Grantor without limitation to make claim for, collect, receive and receipt for any and all rents, income, revenues, issues, royalties, and profits, including mineral, oil and gas right and profits, insurance proceeds, condemnation awards and other moneys, payable or receivable from or on account of any of the Property, including interest thereon, or to enforce all other provisions of any other agreement (including those described in Section 1.2 above) affecting or relating to any of the Property, to bring any suit in equity, action at law or other proceeding for the collection of such moneys or for the specific or other enforcement of any such agreement, award or judgment, in the name of Grantor or otherwise, and to do any and all things which Grantor is or may be or become entitled to do with respect thereto, provided, however, that no obligation of Grantor under the provisions of any such agreements, awards or judgments shall be impaired or diminished by virtue hereof, nor shall any such obligation be imposed upon Trustee or Beneficiary; and

         1.5   [INTENTIONALLY OMITTED]

         1.6 LEASES. All of Grantor's rights as landlord in and to all existing and future Leases (defined below) and tenancies, whether written or oral and whether for a definite term or month to month, now or hereafter demising all or any portion of the property described in 1.1 and 1.2 above, including all renewals and extensions thereof and all rents and deposits and other amounts received or receivable thereunder, provided, however that in accepting this Trust Deed neither Beneficiary nor Trustee assumes any liability for the performance of any such Lease.

    2.   SECURITY AGREEMENT.  To the extent any of the property described in
Section 1 is personal property, Grantor, as debtor, grants to Beneficiary, as secured party, a security interest therein together with a security interest in all other personal property of whatsoever nature which is located on or used or to be used in connection with any of the property described in Section 1, and any products or proceeds of any thereof, pursuant to the Uniform Commercial Code of the state of Oregon (the "UCC"), on the terms and conditions contained herein except that where any provision hereof is in conflict with that certain Security Agreement dated May 30, 1997, between Grantor and Beneficiary (the "Security Agreement"), or the UCC, the Security Agreement or UCC, as the case may be, shall control. Beneficiary hereby assigns such security interest, together with the security interest granted to Beneficiary under the Security Agreement to Trustee, in trust, for the benefit of Beneficiary to be dealt with as a portion of the "Property" except as otherwise specified herein.

    3. OBLIGATIONS SECURED. This Trust Deed is given for the purpose of securing:

         3.1 PERFORMANCE AND PAYMENT. The performance of the obligations contained herein and the payment of Ten Million and 00/100 DOLLARS ($10,000,000.00) with interest thereon, according to the terms of a promissory note dated May 30, 1997, made by Grantor and payable to Beneficiary or order, having a maturity date of December 1, 2004, and any and all extensions, renewals, modifications or replacements thereof, whether the same be in greater or lesser amounts (the "Note"), which Note contains provision for a variable rate of interest; and

         3.2. FUTURE ADVANCES. The repayment of any and all sums advanced or expenditures made by Beneficiary subsequent to the execution of this Trust Deed for the maintenance or preservation of the Property or advanced or expended by Beneficiary pursuant to any provision of this Trust Deed subsequent to its execution or pursuant to any provision of the Security Agreement subsequent to its execution, in either case together with interest thereon at the Default Rate (defined below).

    4. WARRANTIES AND COVENANTS OF GRANTOR. Grantor warrants, covenants, and agrees:

         4.1   WARRANTIES.

         (a) Grantor has full power and authority to grant the Property to Trustee and warrants the Property to be free and clear of all liens, charges, and other encumbrances except Permitted Liens (defined in Section 4.13 below) and those, if any, noted on Exhibit B hereto and incorporated herein by this reference.

         (b) The Property is free from damage and no matter has come to Grantor's attention (including, but not limited to, knowledge of any construction defects or nonconforming work) that would materially impair the value of the Property as security.

         4.2 PRESERVATION OF LIEN. Grantor will preserve and protect the priority of this Trust Deed as a first lien on the Property.

         4.3 REPAIR AND MAINTENANCE OF PROPERTY. Grantor will keep the Property in good condition and repair, which duty shall include but is not limited to continual cleaning, painting, landscaping, repairing and refurbishing of the Property; will complete and not remove or demolish, alter, or make additions to any building or other improvement which is part of the Property without the express written consent of Beneficiary; will underpin and support when necessary any such building or other improvement and protect and preserve the same; will complete or restore promptly and in good and workmanlike manner any such building or other improvement which may be damaged or destroyed and pay when due all claims for labor performed and materials furnished therefor; will not commit, suffer or permit any act upon the Property in violation of law; and will do all other acts which from the character or use of the Property may be reasonably necessary for the continued operation of the Property in a safe and legal manner, the specific enumerations herein not excluding the general.

         4.4   INSURANCE.

              4.4.1 HAZARD. Grantor will provide, maintain and deliver to Beneficiary, as further security for the faithful performance of this Trust Deed, insurance covering fire, casualty and such other hazards as may be specified by Beneficiary (including insurance against flood, if the Property is situated in a designated flood zone) in an amount equal to one hundred percent (100%) of the replacement cost of the Property and naming Beneficiary as first loss payee pursuant to a loss-payee form acceptable to Beneficiary, with such deductibles as approved by Beneficiary but that are, in any event, not more than $100,000 (except with respect to flood insurance, as to which the deductible shall not exceed $2,000,000, and earth movement insurance, as to which the deductible shall not exceed 1% of Grantor's current "property and time element" values). Grantor shall be responsible for any uninsured losses and any deductibles. All existing and future policies for such insurance, and the proceeds thereof, are hereby assigned to Beneficiary, but no such assignment shall be effective to invalidate or impair any insurance policy. Should the Property or any part thereof be damaged by reason of any cause covered by insurance, Beneficiary may, at its option, commence, appear in and prosecute, in its own name, any action or proceeding, or make any reasonable compromise or settlement in connection with such damage, and obtain all proceeds, or other relief therefor, and Grantor agrees to pay Beneficiary's costs and reasonable attorneys' fees in connection therewith. No insurance proceeds at any time assigned to or held by Beneficiary shall be deemed to be held in trust, and Beneficiary may commingle such proceeds with its general assets and shall not be liable for the payment of any interest thereon. The amount collected under any insurance policies required to be maintained by Grantor pursuant to this Section 4.4.1 may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at the option of Beneficiary, the entire amount so collected or any part thereof may be released to Grantor. Beneficiary shall in no case be obligated to see to the proper application of any amount paid over to Grantor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

              4.4.2 LIABILITY. Grantor will maintain comprehensive general liability insurance covering the legal liability of Grantor against claims for bodily injury, death, or property damage occurring on, in, or about the Property with coverage of Five Million Dollars ($5,000,000) per occurrence, and naming Beneficiary an additional insured.

              4.4.3 RENTAL INTERRUPTION. In the event the portion of the Property leased, licensed or otherwise set aside for occupancy by any person other than Grantor under the Leases is at any time twenty thousand (20,000) square feet or more, Grantor shall maintain rental or business interruption insurance in an amount equal to at least twelve (12) months' gross rental income from the Property, and naming Beneficiary as first loss payee, provided that Grantor may collect and retain any payments under said policies so long as it is not in default hereunder.

                   4.4.4      [INTENTIONALLY OMITTED.]

              4.4.5 GENERAL PROVISIONS. All policies of insurance required to be maintained by Grantor pursuant to this Section 4.4 shall be in form and substance and with companies acceptable to Beneficiary. All policies and renewals thereof shall contain provision for thirty (30) days' written notice to Beneficiary prior to any cancellation or modification thereof. Notwithstanding any of the foregoing, neither Trustee nor Beneficiary shall be responsible for any such insurance or for the collection of any insurance moneys, or for any insolvency of any insurer or insurance underwriter. Any and all unexpired insurance shall inure to the benefit of and pass to the purchaser of the Property at any trustee's or sheriff's sale held hereunder.

                   4.4.6 WARNING REGARDING INSURANCE. Unless Grantor provides Beneficiary with evidence of the insurance coverage as required by this Trust Deed, Beneficiary may purchase insurance at Grantor's expense to protect Beneficiary's interest. This insurance may, but need not, also protect Grantor's interest. If the collateral becomes damaged, the coverage Beneficiary purchases may not pay any claim Grantor makes or any claim made against Grantor. Grantor may later cancel this coverage by providing evidence that Grantor has obtained property coverage elsewhere.

Grantor is responsible for the cost of any insurance purchased by Beneficiary. The cost of any insurance may be added to the sums secured by this Trust Deed. If the cost is added to Grantor's loan balance, interest at the Default Rate on the loan will apply to this added amount. The effective date of coverage may be the date Grantor's prior coverage lapsed or the date Grantor failed to provide proof of coverage.

The coverage Beneficiary purchases may be considerably more expensive than insurance Grantor can obtain on Grantor's own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

         4.5 RIGHT OF INSPECTION. Grantor shall permit Beneficiary or its agents, at all reasonable times, to enter upon and inspect the Property.

         4.6 PRESERVATION OF LICENSES, ETC. Grantor shall observe and comply with all requirements necessary to the continued existence and validity of all rights, licenses, permits, privileges, franchises and concessions relating to any existing or presently contemplated use of the Property, including but not limited to any zoning variances, special exceptions and nonconforming use permits.

         4.7 FURTHER ASSURANCES. Grantor will, at its expense, from time to time execute and deliver any and all such instruments of further assurance and other instruments and do any and all such acts, or cause the same to be done, as Trustee or Beneficiary deems necessary or advisable to grant to Trustee the Property or to carry out more effectively the purposes of this Trust Deed.

         4.8 LEGAL ACTIONS. Grantor will appear in and defend any action or proceeding before any court or administrative body purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and will pay all costs and expenses, including cost of evidence of title and any attorneys' fees, incurred by Beneficiary and Trustee, in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary or Trustee to foreclose this Trust Deed.

         4.9 TAXES, ASSESSMENTS AND OTHER LIENS. Grantor will pay before delinquency all taxes, assessments, encumbrances, charges, and liens with interest, on the Property or any part thereof, which at any time appear to be or are alleged to be prior and superior hereto, including but not limited to any tax on or measured by rents of the Property, the Note, this Trust Deed, or any obligation or part thereof secured hereby.

         4.10 TRUST EXPENSES. Grantor will pay all costs, fees and expenses of this trust including all such costs, fees and expenses incident to any default hereunder, including reasonable attorneys' fees.

         4.11 REPAYMENT OF EXPENDITURES. Immediately upon notice thereof, Grantor will pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee with interest from date of expenditure at the default rate of interest specified in the Note (the "Default Rate") and the repayment thereof shall be secured hereby.

         4.12  FINANCIAL & OPERATING INFORMATION.  Grantor shall comply with
Section 2(g) of the Security Agreement.

         4.13 SALE, TRANSFER, OR ENCUMBRANCE OF PROPERTY. Except as permitted in the Security Agreement and Permitted Liens (defined below), Grantor will not, without the prior written consent of Beneficiary (which consent shall be subject to the conditions set forth below) sell, transfer or otherwise convey the Property or any interest therein, further encumber the Property or any interest therein or agree to do any of the foregoing without first repaying in full the Note and all other sums secured hereby. As used herein, the term "Permitted Liens" means any lien arising after the date hereof that is (i) a mechanic's, materialmen's, carrier's, repairer's or other non-consensual statutory lien, arising in the ordinary course of Grantor's business and securing obligations either not delinquent or (A) being contested in good faith by appropriate proceedings promptly and diligently instituted and conducted, (B) with prompt written notice to Beneficiary of the commencement of and any material developments in such proceedings, and (C) as to which (1) the sum necessary to discharge the lien plus all costs and other charges that could accrue as a result of a foreclosure or sale under the lien is less than One Hundred Thousand and 00/100 Dollars ($100,000.00), or (2) an undertaking sufficient under the internal laws of the state of Oregon to discharge the lien plus all costs and other charges that could accrue as a result of a foreclosure or sale under the lien, or (ii) a lien arising out of a judgment against Grantor for the payment of money not exceeding One Hundred Thousand and 00/100 Dollars ($100,000.00), so long as (A) prompt written notice is furnished to Beneficiary of the entry of the judgment and any further material developments in the proceedings, and (1) such lien has been outstanding not more than ten (10) business days, or (2) execution thereof has been effectively stayed and bonded against (by an undertaking sufficient under the internal laws of the state of Oregon) pending and through appeal of the judgment, or (iii) a lien on any items of the Property to secure payment of ad valorem property taxes, fees or assessments which are not delinquent.

         4.14  [INTENTIONALLY OMITTED.]


         4.15 GRANTOR EXISTENCE. Beneficiary is making this loan in reliance on Grantor's continued existence, ownership and control in its present corporate form. Grantor will not cause, permit, acquiesce in or suffer any change of control (as defined in Section 4(g) of the Security Agreement) nor any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of its assets pursuant to which there is a change of control or cessation of its business, and will do all things necessary to preserve and maintain said corporate existence and to insure its continuous right to carry on its business, including but not limited to, filing within the prescribed time all corporate tax returns and reports, and paying when due all such taxes.

         4.16 TAX AND INSURANCE RESERVES. In addition to the payments required by the Note, Grantor agrees to pay Beneficiary, at Beneficiary's request following and during the continuance of the occurrence of an Event of Default (defined below), such sums as Beneficiary may from time to time estimate will be required to pay, at least 30 days before due, the next due taxes, assessments, insurance premiums, and similar charges affecting the Property, less all sums already paid therefor divided by the number of months to elapse before one month prior to the date when such taxes, assessments and premiums will become delinquent, such sums to be held by Beneficiary without interest or other income to the Grantor to pay such taxes, assessments and premiums. Should this estimate as to taxes, assessments and premiums prove insufficient, the Grantor upon demand agrees to pay Beneficiary such additional sums as may be required to pay them before delinquent.

    If the total of the above-described payments in any one year shall exceed the amounts actually paid by Beneficiary for taxes, assessments and premiums, such excess may be credited by Beneficiary on subsequent payments under this section. If an Event of Default occurs for which Beneficiary elects to realize upon this Trust Deed, then at the time of the Trustee's sale or final decree of foreclosure, Beneficiary shall apply any balance of funds it may hold pursuant to this Section 4.16 first to interest on and then to the principal of the Note. If Beneficiary acquires the Property in lieu of realizing on this Trust Deed, the balance of funds it holds shall become the property of Beneficiary.

    Any transfer in fee of all or a part of the Property shall automatically transfer to the grantee all or a proportionate part of Grantor's rights and interest in the fund accumulated hereunder.

         4.17  LEASES.

               (a) Grantor will in all respects promptly and faithfully keep, perform and comply with all of the terms, provisions, covenants, conditions and agreements in each of the agreements pursuant to which any tenant or licensee of any part of the Property is occupying the Property (the "Leases") to be kept, performed and complied with by the lessor therein, and will require, demand and strictly enforce, by all available means, the prompt and faithful performance of and compliance with all of the terms, provisions, covenants, conditions and agreements in the Leases to be performed and complied with by the lessees therein.

               (b) Grantor shall not receive or collect any rents from any present or future tenant of the Property or any part thereof in advance in excess of five percent (5.00 %) of gross annual rental income from the Property or collect a security deposit in excess of two (2) months' rent.

               (c)  [INTENTIONALLY OMITTED.]

               (d) In the event any tenant or licensee under the Leases should be the subject of any proceeding under the Federal Bankruptcy Act or any other federal, state or local statute that provides for the possible termination or rejection of the Leases, Grantor covenants and agrees that in the event any of the Leases is so rejected, no damages settlement shall be made without the prior written consent of Beneficiary; and further that any check in payment of damages for rejection of any such Lease shall be made payable both to Grantor and Beneficiary; and Grantor hereby assigns any such payment to Beneficiary and further covenants and agrees that upon request of Beneficiary it will duly endorse to the order of Beneficiary any such check, the proceeds of which will be applied to any portion of the indebtedness secured by this Trust Deed as Beneficiary may elect.

         4.18  HAZARDOUS WASTE.

               (a) For purposes of this Trust Deed, "hazardous substance" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40
CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) defined as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste" or "hazardous substance" under Hazardous Substances, Radiation Sources, ORS Chapters 453.001, et seq., Solid Waste Control, ORS Chapters 459.005, et seq., Hazardous Waste and Hazardous Materials, ORS Chapters 466.005, et seq., Pollution Control, ORS Chapters 468.005, et. seq., Oregon Drinking Water Quality Act, ORS Chapters 448.123, et seq., and Ground Water Act of 1955, ORS Chapters 537.505, et seq., (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6903), or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq.
(42 U.S.C. Section 9601), all as amended, replaced or succeeded, and any other substance or matter defined as a toxic or hazardous substance or material or pollutant or contaminant under any other federal, state or local laws, ordinances or regulations or under any reported decision of a state or federal court, or any substance or matter imposing liability for clean-up costs or expenses on any person or entity under any statutory or common law theory.

               (b) Grantor hereby represents, warrants, covenants and agrees that all operations and activities upon, and all uses and occupancies of, the Property, or any portion thereof, by Grantor, any tenant, occupant or other user of the Property, or any part thereof, are presently and, so long as any indebtedness secured hereby is outstanding, shall be in all material respects in compliance with all federal, state and local laws, regulations, rules and orders governing or any way relating to the generating, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal of any hazardous substance; that there is not now, nor, to the best knowledge of Grantor after due and diligent inquiry, has there ever been any underground tank on, under or at the Property which contain or contained any materials which, if known to be present in soils or groundwater, would require cleanup, removal or some other remedial action under any of those federal, state or local laws, regulations, rules or orders. To the best of Grantor's knowledge after due and diligent inquiry, there is not present in the soils or groundwater on, under or at the Property any hazardous material which require cleanup, removal or other remedial action under an federal, state or local law, regulation, rule or order.

               (c) If the presence, release, threat of release, placement on or in the Property, or the generation, transportation, storage, treatment or disposal at the Property of any hazardous substance: (i) gives rise to liability (including but not limited to, a response action, remedial action or removal action) under RCRA, CERCLA, state toxic waste laws, or otherwise, or (ii) causes a significant public health effect, or (iii) pollutes or threatens to pollute the environment, Grantor shall, at its sole expense, promptly take any and all remedial and removal action necessary to clean up the Property and mitigate exposure to liability arising from the hazardous substance, whether or not required by law. Any provision of this Trust Deed to the contrary notwithstanding, if Grantor fails to perform its obligations under this subsection 4.18(c), any funds advanced by Beneficiary to pay for any and all remedial and removal action to clean up the Property and mitigate exposure to liability from the hazardous substance shall NOT be secured by the lien of this Trust Deed but rather shall be covered by the separate Certificate and Indemnity Agreement Regarding Hazardous Substances executed concurrently herewith.

               (d) Grantor shall promptly give Beneficiary: (i) written notice and a copy of any notice or correspondence it receives from any federal, state or other government authority regarding hazardous substances on the Property or hazardous substances which materially and adversely affect or will affect the Property, and (ii) written notice of any knowledge or information Grantor obtains regarding hazardous substances in a material amount on or released from the Property or hazardous substances which will otherwise materially and adversely affect the Property or material expenses or losses incurred or expected to be incurred by Grantor or any government agency to study, assess, contain or remove any hazardous substances on or near the Property.

               (e) In the event Beneficiary requires, from time to time following the occurrence of an Event of Default, Grantor to implement an operations and maintenance plan because of the presence or potential presence of asbestos, or lead containing paint or other hazardous substances on the Property, Grantor shall implement and follow the requirements of any such operations and maintenance plan, maintain records of such compliance at the Property and make such records immediately available to Beneficiary upon request by Beneficiary.

    5.   DEFAULT.

         5.1 DEFINITION. Any of the following shall constitute an "Event of Default" as that term is hereinafter used:

               (a) Any representation or warranty made by or for the benefit of Grantor herein or elsewhere in connection with the loan secured hereby, including but not limited to any representations in connection with the security therefor, shall prove to have been incorrect or misleading in any material respect;

               (b) Grantor or any other person or entity liable therefor shall fail to pay within ten (10) calendar days of its due date any part of the indebtedness secured hereby;

               (c) Grantor or any other signatory thereto shall default in the performance of any of its obligations under Sections 4.3, 4.4, 4.9 or 4.13 of this Trust Deed;

               (d) Grantor or any other signatory thereto shall default in the performance of any covenant or agreement contained in this Trust Deed and such default is not cured within thirty (30) days after written notice thereof from Beneficiary or Trustee; or

               (e) Any Event of Default (as defined in the security Agreement) shall occur.

         5.2 BENEFICIARY'S AND TRUSTEE'S RIGHT TO PERFORM. Upon the occurrence of any Event of Default, Beneficiary or Trustee, but without the obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligations hereunder, may: make any payments or do any acts required of Grantor hereunder in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien in accordance with the following paragraph; and in exercising any such powers, pay necessary expenses, employ counsel and pay a reasonable fee therefor. All sums so expended shall be payable on demand by Grantor, be secured hereby (except as otherwise provided in Section 4.18) and bear interest at the Default Rate from the date advanced or expended until repaid.

    Beneficiary or Trustee in making any payment herein and hereby authorized, in the place and stead of the Grantor, in the case of a payment of taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Property, may make such payment in reliance on any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; in the case of any apparent or threatened adverse claim of title, lien, statement of lien, encumbrance, deed of trust, claim or charge Beneficiary or Trustee, as the case may be, shall be the sole judge of the legality or validity of same; and in the case of a payment for any other purpose herein and hereby authorized, but not enumerated in this paragraph, such payment may be made whenever, in the sole judgment and discretion of Trustee or Beneficiary, as the case may be, such advance or advances shall seem necessary or desirable to protect the full security intended to be created by this instrument, provided further, that in connection with any such advance, Beneficiary at its option may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Grantor without demand and shall be secured hereby.

         5.3 REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default all sums secured hereby shall become immediately due and payable, without notice or demand, at the option of Beneficiary and Beneficiary may:

               (a) Have a receiver appointed as a matter of right, without regard to the sufficiency of the Property or any other security for the indebtedness secured hereby;

               (b) Foreclose this Trust Deed as a mortgage or otherwise realize upon the Property;

               (c)  Cause Trustee to exercise its power of sale; or

               (d)  Sue on the Note according to law.

         5.4 NO WAIVER. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to do so.

    6. CONDEMNATION. Any award of damages, whether paid as a result of judgment or prior settlement, in connection with any condemnation or other taking of any portion of the Property, for public or private use, or for injury to any portion of the Property is hereby assigned and shall be paid to Beneficiary which may apply such moneys received by it in the same manner and with the same effect as provided in Section 4.4.1 above for disposition of proceeds of hazard insurance. Should the Property or any part or appurtenance thereof or right or interest therein be taken or threatened to be taken by reason of any public or private improvement, condemnation proceeding (including change of grade), or in any other manner, Beneficiary may, at its option, commence, appear in and prosecute, in its own name, any action or proceeding, or make any reasonable compromise or settlement in connection with such taking or damage, and obtain all compensation, awards or other relief therefor, and Grantor agrees to pay Beneficiary's costs and reasonable attorneys' fees incurred in connection therewith. No condemnation award at any time assigned to or held by Beneficiary shall be deemed to be held in trust, and Beneficiary may commingle such award with its general assets and shall not be liable for the payment of any interest thereon.

    7.   TRUSTEE.

         7.1 GENERAL POWERS AND DUTIES OF TRUSTEE. At any time or from time to time, without liability therefor and without notice and without affecting the liability of any person for the payment of the indebtedness secured hereby, upon written request of Beneficiary, payment of its own fees and presentation of this Trust Deed and the Note for endorsement (in case of full reconveyance, for cancellation or retention), Trustee may:

               (a)  Consent to the making of any map or plat of the Property;

               (b) Join in granting any easement or creating any restriction thereon;

               (c) Join in any subordination or other agreement affecting this Trust Deed or the lien or charge thereof; or

               (d) Reconvey, without warranty, all or any part of the Property.

         7.2 RECONVEYANCE. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Trust Deed and the Note to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in any reconveyance executed under this Trust Deed of any matters of fact shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto".

         7.3 POWERS AND DUTIES ON DEFAULT. Upon written request therefor by Beneficiary specifying the nature of the default, or the nature of the several defaults, and the amount or amounts due and owing, Trustee shall execute a written notice of breach and of its election to cause the Property to be sold to satisfy the obligation secured hereby, and shall cause such notice to be recorded and otherwise given according to law.

    Notice of sale having been given as then required by law and not less than the time then required by law having elapsed after recordation of such notice of breach, Trustee, without demand on Grantor, shall sell the Property at the time and place of sale specified in the notice, as provided by statute, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best bidder for cash in lawful money of the United States, payable at time of sale. Grantor agrees that such a sale (or a sheriff's sale pursuant to judicial foreclosure) of all the Property as real estate constitutes a commercially reasonable disposition thereof, but that with respect to all or any part of the Property which may be personal property Trustee shall have and exercise, at Beneficiary's sole election, all the rights and remedies of a secured party under the UCC. Whenever notice is permitted or required hereunder or under the UCC, ten (10) days shall be deemed reasonable. Trustee may postpone sale of all or any portion of the Property, and from time to time thereafter may postpone such sale, as provided by statute. Trustee shall deliver to the purchaser its deed and bill of sale conveying the Property so sold, but without any covenant or warranty, express or implied. The recital in such deed and bill of sale of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person other than Trustee, including Grantor or Beneficiary, may purchase at such sale.

    After deducting all costs, fees and expenses of Trustee and of this trust, including the cost of evidence of title search and reasonable counsel fees in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof not then repaid, with accrued interest at the Default Rate; all other sums then secured hereby; and the remainder, if any, to Grantor.

         7.4 REASSIGNMENT OF SECURITY INTEREST. At the request of Beneficiary, Trustee shall reassign to Beneficiary the security interest created hereby and assigned hereby and after such reassignment Beneficiary shall have the right, upon the occurrence or continuance of any Event of Default, to realize upon the personal property subject to this Trust Deed, independent of any action of Trustee, pursuant to the UCC.

         7.5 ACCEPTANCE OF TRUST. Trustee accepts this trust when this Trust Deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto except Beneficiary of pending sale under any other deed of trust or of any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party unless brought by Trustee.

         7.6 RELIANCE. Trustee, upon presentation to it of an affidavit signed by Beneficiary setting forth facts showing a default by Grantor under this Trust Deed, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

         7.7 REPLACEMENT OF TRUSTEE. Beneficiary may, from time to time, as provided by statute, appoint another trustee in place and stead of Trustee herein named, and thereupon Trustee herein named shall be discharged and the trustee so appointed shall be substituted as Trustee hereunder, with the same effect as if originally named Trustee herein.

    8. APPLICATION OF RENTS. Grantor hereby gives to and confers upon Beneficiary the right, power and authority during the continuance of this Trust Deed to collect the rents, issues and profits of the Property, reserving unto Grantor the right, prior to any default in payment of any indebtedness secured hereby or hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time and without notice, either in person, by agent, or by a receiver to be appointed by a court, without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, or in its own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

    9.   NOTICES.

         9.1 TRUSTEE. Any notice or demand upon Trustee may be given or made at:

                   Oregon Title Insurance Company
                   1515 SW Fifth Avenue, Suite 800
                   Portland, Oregon 97201


         9.2 GRANTOR AND BENEFICIARY. Any notice to or demand upon Grantor (including any notice of default or notice of sale) or notice to or demand upon Beneficiary shall be deemed to have been sufficiently made for all purposes when deposited in the United States mails, postage prepaid, registered or certified, return receipt requested, addressed as follows:

    GRANTOR:       Praegitzer Industries, Inc.
                   1270 Monmouth Cutoff
                   Dallas, Oregon 97338
                   Attention:  Chief Financial Officer

    BENEFICIARY:   Heller Financial, Inc.
                   Commercial Equipment Finance Division
                   One Montgomery Street, Suite 2250
                   San Francisco, California 94104
                   Attention:  Region Credit Manager

or to such other address as may be filed in writing by Grantor or Beneficiary with Trustee.

         9.3 WAIVER OF NOTICE. The giving of notice may be waived in writing by the person or persons entitled to receive such notice, either before or after the time established for the giving of such notice.

    10. MODIFICATIONS. Upon written request of any party then liable for any sum secured hereby, Beneficiary reserves the right to extend the term, or otherwise modify the terms, hereof or of the Note as Beneficiary and such person may from time to time deem appropriate and any such change shall not operate to release, in any manner, the liability of the original Grantor or Grantor's successors in interest.

    11. SUCCESSORS AND ASSIGNS. All provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

    12. GOVERNING LAW; SEVERABILITY. This Trust Deed shall be governed by the law of the state of Oregon. In the event that any provision or clause of this Trust Deed or the Note conflicts with applicable law, the conflict shall not affect other provisions of this Trust Deed or the Note which can be given effect without the conflicting provision and to this end the provisions of this Trust Deed and the Note are declared to be severable.

    13. GRANTOR'S RIGHT TO POSSESSION. Grantor may be and remain in possession of the Property for so long as it is not in default hereunder or under the terms of the Note and Grantor may, while it is entitled to possession of the Property, use the same.

    14. MAXIMUM INTEREST. No provision of this Trust Deed or of the Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is herein or in the Note provided for, neither Grantor nor its successors or assigns shall be obligated to pay that portion of such interest which is in excess of the maximum permitted by law, and the right to demand the payment of any such excess shall be and is hereby waived and this Section 14 shall control any provision of this Trust Deed or the Note which is inconsistent herewith.

    15. ATTORNEYS' FEES. In the event any action or proceeding is brought to enforce or interpret the provisions of this Trust Deed, the prevailing party shall be entitled to recover, as a part of the prevailing party's costs, a reasonable attorneys' fee at trial, in bankruptcy proceedings and on appeal, the amount of which shall be fixed by the court and made a part of any judgment rendered.

    16. PREPAYMENT PROVISIONS. If at any time after default and acceleration of the indebtedness secured hereby there shall be a tender of payment of the amount necessary to satisfy such indebtedness by or on behalf of the Grantor, its successors or assigns, the same shall be deemed to be a voluntary prepayment such that the sum required to satisfy such indebtedness in full shall include, to the extent permitted by law, the additional payment required under the prepayment privilege as stated in the Note. Similarly, should the Property at any time be destroyed or be the subject of any successful condemnation proceeding, the portion of any insurance proceeds or condemnation award, as the case may be, due the Beneficiary shall include the additional payment required under the prepayment privilege as stated in the Note.

    17. TIME OF ESSENCE. Time is of the essence under this Trust Deed and in the performance of every term, covenant and obligation contained herein.

    18.  MISCELLANEOUS.

         18.1 Whenever the context so requires the singular number includes the plural herein, and the impersonal includes the personal.


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

         18.2 The headings to the various sections have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Trust Deed.

    THIS TRUST DEED WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS TRUST DEED IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES, AND TO DETERMINE ANY LIMITS OR LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.390.

    DATED as of the day and year first above written.

    GRANTOR:                           PRAEGITZER INDUSTRIES, INC.

                                        By: /s/ Matthew J. Bergeron
                                          ---------------------------
                                        Its: Chief Operating Officer
                                            -------------------------

                               [Acknowledgment follows]

STATE OF OREGON        )
                       ) ss.
County of [Illegible]

    This instrument was acknowledged before me on the 23 day of May, 1997, by Matthew Bergeron as, Chief Operating Officer of Praegitzer Industries, Inc.

                                       /s/ Nancy E. Brown
                                       ------------------------------------
                                       Notary Public for Oregon
                                       My Commission Expires:
                                                             --------------

[Official Seal]





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